ARTICLES OF INCORPORATION
                                       OF
                        MANAGED HIGH YIELD PLUS FUND INC.


FIRST: INCORPORATION: The undersigned, Jennifer R. Gonzalez, whose address is 1800 Massachusetts Avenue, N.W., Washington, D.C. 20036-1800, being at least eighteen years of age, does hereby form a corporation under the general laws of the State of Maryland.

SECOND: NAME OF CORPORATION: The name of the corporation is Managed High Yield Plus Fund Inc. ("Corporation").

THIRD: CORPORATE PURPOSES: The Corporation is formed for the following purpose or purposes:

      A. To conduct, operate and carry on the business of a closed-end, management investment company, registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended ("1940 Act"); and

      B. To exercise and enjoy all powers, rights, and privileges granted to and conferred upon corporations by the Maryland General Corporation Law now or hereafter in force, including, without limitation:

            1. To hold, invest, and reinvest the funds of the Corporation, and to purchase, subscribe for or otherwise acquire, hold for investment, trade and deal in, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of, or turn to account or realize upon securities of any corporation, company, association, trust, firm, partnership, or other organization however or whenever established or organized, as well as securities issued by the United States Government, the government of any state, municipality, or other political subdivision, foreign governments, supranational entities, or any other governmental or quasi-governmental agency, instrumentality, or entity. For the purposes of these Articles of Incorporation, as the same may be supplemented or amended ("Articles"), without limiting the generality thereof, the term "securities" includes: stocks, shares, units of beneficial interest, partnership interests, leases, bonds, debentures, time notes and deposits, notes, mortgages, and any other obligations or evidence of indebtedness; any certificates, receipts, warrants, options, futures or forward contracts, or other instruments representing rights or obligations to receive, purchase, subscribe for or sell the same, or evidencing or representing any other direct or indirect right or interest, including all rights of equitable ownership, in any property or assets; and any negotiable or non-negotiable instruments including money market instruments, bank certificates of deposit, finance paper, commercial paper, bankers' acceptances, and all types of repurchase and reverse repurchase agreements; interest rate, currency or other swap contracts or instruments; and all types of derivative contracts, derivative instruments and synthetic securities;


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            2.    To enjoy all rights,  powers,  and  privileges of ownership or interest in all securities held by the Corporation, including the right to vote and otherwise act with respect to the preservation, protection, improvement, and enhancement in value of all such securities;

            3. To issue and sell shares of its own capital stock, including shares in fractional denominations, and securities which are convertible or exchangeable, with or without the payment of additional consideration, into such capital stock in such amounts and on such terms and for such amount or kind of consideration (including securities) now or hereafter permitted by the laws of the State of Maryland and by these Articles as its Board of Directors may, and is hereby authorized to, determine;

            4. To purchase, repurchase or otherwise acquire, hold, dispose of, resell, transfer, reissue, or cancel shares of its own capital stock in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by these Articles;

            5. To transact its business, carry on its operations, have one or more offices, and exercise all of its corporate powers and rights in any state, territory, district, and possession of the United States, and in any foreign country;

            6. To aid by further investment any issuer of which the Corporation holds any obligation or in which it has a direct or indirect interest, to perform any act designed to protect, preserve, improve, or enhance the value of such obligation or interest, and to guarantee or become a surety on any or all of the contracts, stocks, bonds, notes, debentures, and obligations of any corporation, company, trust, association, partnership or firm; and

            7. To generally transact any business in connection with or incidental to its corporate purposes, and to do everything necessary, suitable, or proper for the accomplishment of such purposes or for the attainment of any object or furtherance of any purpose set forth in these Articles, either alone or in association with others.

      C. The foregoing clauses shall be construed both as purposes and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation.

      D. Incident to meeting the purposes specified above, the Corporation shall also have the power, without limitation:

            1. To make contracts and guarantees, incur liabilities and borrow money;

            2. To sell, lease, exchange, transfer, convey, mortgage, pledge, and otherwise dispose of any or all of its assets;



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            3.    To acquire by purchase, lease or otherwise, and take, receive, own, hold, use, employ, improve, dispose of and otherwise deal with any interest in real or personal property, wherever located; and

            4. To buy, sell, and otherwise deal in and with commodities, indices of commodities or securities, and foreign exchange, including the purchase and sale of forward contracts, futures contracts and options on futures contracts related thereto, subject to any applicable provisions of law.

FOURTH:   ADDRESS  OF  PRINCIPAL  OFFICE.  The  post  office  address  of  the principal office of the Corporation in the State of Maryland is CSC -- Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.

FIFTH: NAME AND ADDRESS OF RESIDENT AGENT. The name and address of the resident agent of the Corporation in the State of Maryland is CSC -- Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202.

SIXTH:  CAPITAL STOCK.

      A. The total number of shares of all classes of stock which the Corporation has authority to issue is 200,000,000 shares of capital stock, $.001 par value, having an aggregate par value of $200,000.

      B. Stockholders shall not have preemptive or preferential rights to acquire any shares of the capital stock of the Corporation, and any or all of such shares, whenever authorized, may be issued, or may be reissued and transferred if such shares have been reacquired and have treasury status, to any person, firm, corporation, trust, partnership, association or other entity for such lawful consideration and on such terms as the Board of Directors determines in its discretion without first offering the shares to any such holder.

      C. All shares of the Corporation's authorized capital stock, when issued for such consideration as the Board of Directors may determine, shall be fully paid and nonassessable.

      D.  The  Board  of   Directors  of  the   Corporation   may,  by  articles
supplementary to these Articles adopted pursuant to Section 2-208 of the Maryland General Corporation Law or a successor provision thereto, classify or reclassify any unissued capital stock from time to time by setting or changing any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or (subject to the purposes of the Corporation) terms or conditions for the redemption of the stock by the Corporation. Unless and until the Board of Directors shall provide otherwise pursuant to the authority granted in this paragraph, all of the authorized shares of the Corporation's capital stock are designated as Common Stock.

      E. No shares of the Corporation's Common Stock shall have any conversion or exchange rights or privileges or have cumulative voting rights.

      F. The dividends and distributions or other payments with respect to the capital stock of the Corporation, including any class that hereafter may be created, shall be in such amounts as may be declared from time to time by the


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Board of Directors,  and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

      G. Unless otherwise provided in these Articles, on each matter that is submitted to a vote of the stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each such share registered in such holder's name on the books of the Corporation, irrespective of the class of such share, and all shares of all classes of capital stock shall vote together as a single class; provided, however, that, except as otherwise expressly provided in these Articles, as to any matter with respect to which a separate vote of any class is required by the 1940 Act (including the rules or regulations thereunder) or by the Maryland General Corporation Law, voting in accordance with such requirement shall apply in lieu of a vote of all classes voting together as a single class.

      H. In the event of the liquidation or dissolution of the Corporation, the holders of the Corporation's Common Stock shall be entitled to receive all the net assets of the Corporation not attributable to other classes of capital stock through any preference. The assets so distributed to the stockholders shall be distributed among such stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation.

SEVENTH: BOARD OF DIRECTORS: The Corporation shall have at least three directors; provided that if there is no stock outstanding, the number of directors may be less than three but not less than one. Dianne E. O'Donnell shall act as sole director of the Corporation until the first annual meeting or until her successor is duly chosen and qualified.

EIGHTH:  MANAGEMENT OF THE AFFAIRS OF THE CORPORATION.

      A. All corporate powers and authority of the Corporation shall be vested in and exercised by the Board of Directors except as otherwise provided by statute, these Articles or the Bylaws of the Corporation.

      B. The Board of Directors shall have the power to adopt, alter, or repeal the Bylaws of the Corporation, unless the Bylaws otherwise provide.

      C. The Board of Directors shall have the power to determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) shall be open to inspection by stockholders. No stockholder shall have any right to inspect any account, book, or document of the Corporation except to the extent permitted by statute or the Bylaws.

      D. The Board of Directors shall have the power to determine, in accordance with generally accepted accounting principles, the Corporation's net income, its total assets and liabilities, and the net asset value of the shares of capital stock of the Corporation. The Board of Directors may delegate such power to any one or more of the directors or officers of the Corporation, its investment adviser, administrator, custodian, or depository of the Corporation's assets, or another agent of the Corporation appointed for such purposes.



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      E. The Board of  Directors  shall  have the  power to make  distributions, including dividends, from any legally available funds in such amounts, and in a manner and to the stockholders of record of such a date, as the Board of Directors may determine.

NINTH: STOCKHOLDER LIABILITY. The stockholders shall not be liable to any extent for the payment of any debt of the Corporation.

TENTH: MAJORITY OF VOTES. Except as otherwise provided in these Articles, and notwithstanding any provision of Maryland law requiring approval by a greater proportion than a majority of the votes entitled to be cast in order to take or authorize any action, any action may be taken or authorized by the Corporation upon the affirmative vote of a majority of the votes entitled to be cast thereon (or by a majority of the votes entitled to be cast thereon as a separate class).

ELEVENTH:  CERTAIN TRANSACTIONS.

      A. Notwithstanding any other provision of these Articles, and subject to the exception provided in Paragraph D of this Article, the transactions described in Paragraph C of this Article shall require the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the capital stock of the Corporation. Notwithstanding any other provision in these Articles, such affirmative vote shall be in addition to, and not in lieu of, the vote or consent of the holders of the stock of the Corporation otherwise required by law (including without limitation, any separate vote by class of capital stock that may be required by the 1940 Act or by the Maryland General Corporation Law), by the terms of any class or series of stock that is now or hereafter authorized, or by any agreement between the Corporation and any national securities exchange.

      B. For purposes of this Article, the term "Principal Stockholder" shall mean any corporation, person, or group (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934), which is the beneficial owner, directly or indirectly, of more than five percent of the outstanding shares of the stock of the Corporation and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Stockholder. For the purposes of this Article, in addition to the shares of stock which a corporation, person, entity, or group beneficially owns directly, any corporation, person, entity, or group shall be deemed to be the beneficial owner of any shares of stock of the Corporation (1) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (1) above), by any other corporation, person, entity, or group with which it or its "affiliate" or "associate," as those terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as so defined. For purposes of this Article, calculation of the outstanding shares of stock of the Corporation shall not include shares deemed owned through application of clause (1) above.

      C. This Article shall apply to the following transactions:

            1. Merger, consolidation or share exchange of the Corporation with or into any Principal Stockholder;



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            2.    Issuance of any securities of the Corporation to any Principal
                  Stockholder for cash;

            3. Sale, lease, or exchange of all or any substantial part of the assets of the Corporation to any Principal Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased, or exchanged in any series of similar transactions within a twelve-month period);

            4. Sale, lease, or exchange to the Corporation, in exchange for securities of the Corporation, of any assets of any Principal Stockholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased, or exchanged in any series of similar transactions within a twelve-month period); or

            5. Any amendment to these Articles that makes the Common Stock or any other class of capital stock a "redeemable security" as that term is defined in the 1940 Act.

      D. The provisions of this Article shall not apply to any transaction described in Paragraph C of this Article if the Board of Directors authorizes such transaction by an affirmative vote of a majority of the directors, including a majority of the directors who are not "interested persons" of the Corporation, as that term is defined in the 1940 Act.

TWELFTH:  LIMITATION ON LIABILITY.

      A. To the maximum extent permitted by applicable law (including Maryland law and the 1940 Act) as currently in effect or as may hereafter be amended:

            1. No director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages; and

            2. The Corporation shall indemnify and advance expenses as provided in the Bylaws of the Corporation to its present and past directors, officers, employees and agents, and persons who are serving or have served at the request of the Corporation in similar capacities for other entities.

      B. No amendment, alteration or repeal of this Article or the adoption, alteration or amendment of any other provision of these Articles or the Bylaws of the Corporation inconsistent with this Article, shall adversely affect any limitation on liability or indemnification of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.

THIRTEENTH: RIGHT OF AMENDMENT. Except as set forth below and subject to the authority granted to the Board of Directors to adopt articles supplementary pursuant to Article SIXTH hereof, any provision of these Articles may be amended, altered or repealed only upon the affirmative vote of the holders of a majority of the outstanding shares of the Corporation. Any amendment, alteration


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or  repeal  of  Article  ELEVENTH,  TWELFTH  or  THIRTEENTH  shall  require  the affirmative vote or consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the capital stock of the Corporation.

      IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 23rd day of April, 1998.


                                     /s/ Jennifer R. Gonzalez
                                    -----------------------------------
                                         Jennifer R. Gonzalez





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